Exhibit 1.01

Acuity Brands, Inc.
Conflict Minerals Report
For Calendar Year Ended December 31, 2021
This Conflict Minerals Report of Acuity Brands, Inc. ("Acuity Brands," the "Company," "we," or "us") for the year ended December 31, 2021 is filed to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the "Rule") related to conflict minerals. Conflict minerals are defined by the SEC as columbite-tantalite (the metal ore from which tantalum is extracted), cassiterite (the metal ore from which tin is extracted), gold, and wolframite (the metal ore from which tungsten is extracted) as well as their derivatives (collectively, the "Subject Minerals"). The Rule requires certain registrants to conduct a reasonable country of origin inquiry ("RCOI") designed to determine whether any of the Subject Minerals originated in the Democratic Republic of the Congo ("DRC") or an adjoining country (collectively, the "Covered Countries").
Pursuant to the Rule, we performed due diligence procedures on the source and chain of custody of the Subject Minerals that are included in our products and for which, based on our RCOI, we believe it is possible that some may have originated from the Covered Countries and may not be from recycled or scrap sources.
Design of Due Diligence
We implemented a due diligence framework consistent with the Organization of Economic Co-Operation and Development's ("OECD") Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas and the related Supplement on Tin, Tantalum, and Tungsten and Supplement on Gold (collectively, "OECD Guidance"). Summarized below are the design components of our procedures as they relate to the five-step framework set forth in the OECD Guidance:
1) Establish strong company management systems:
•Publish and maintain a conflict minerals policy, which is available at https://www.acuitybrands.com/about-us/conflict-minerals-policy.
•Assign roles and responsibilities to associates who possess the skillset, experience, and knowledge as well as the capacity required to operate and monitor our conflict minerals processes.
•Periodically review conflict minerals procedures with the Chief Financial Officer and the Audit Committee of the Board of Directors.
•Utilize a conflict minerals compliance process, including the RCOI procedures described in the Form SD.
•Incorporate requirements related to conflict minerals in our standard supplier agreements and purchase order terms and conditions to obligate current and future suppliers to comply with our conflict minerals policy, including participation in the supply chain survey and related due diligence activities.
•Maintain records related to the RCOI and due diligence procedures in accordance with our retention policy.
•Facilitate employee, supplier, or other stakeholder grievance reporting through our website.
2) Identify and assess risks in our supply chain:
•Identify raw material components that may contain one or more of the Subject Minerals.
•Identify finished goods that may contain one or more of the Subject Minerals for which we contracted to manufacture the finished goods.
•Identify the direct suppliers that provided the raw material components and finished goods that may contain one or more of the Subject Minerals.
•Conduct a supply chain survey using the Conflict Minerals Reporting Template ("CMRT"), requesting direct suppliers to identify smelters and refiners as well as the country of origin of the Subject Minerals in the products they sell to us.
•Follow up with non-responsive suppliers by requesting compliance with our request for information.

•Review all responses received from suppliers based on our conflict minerals compliance process and request supplemental information from suppliers providing responses that are deemed implausible, incomplete, inaccurate, or otherwise require clarification.
•Compare smelters and refiners identified by the supply chain survey against the list of facilities that have received a "conflict-free" designation from the Responsible Minerals Assurance Process ("RMAP") or other independent third party audit program; these designations also provide country of origin and due diligence information on the Subject Minerals sourced by such facilities.
3) Design and implement a strategy to respond to identified risks:
•Publish and maintain a conflict minerals policy.
•Utilize a risk management process that outlines our response to identified risks.
•Perform risk mitigation efforts to bring suppliers into conformity with our conflict minerals policy.
•Provide, on a periodic basis, progress reports to the Chief Financial Officer and the Audit Committee of the Board of Directors summarizing risk mitigation efforts.
•When required by the Rule, obtain an independent private sector audit of this Report.
4) Support the development and implementation of independent third party audits of smelters' and refiners' sourcing:
•Utilize multi-industry due diligence initiatives, including RMAP, to evaluate the procurement practices of the smelters and refiners that process and provide the Subject Minerals used in our products.
5) Report on supply chain due diligence:
•Communicate our conflict minerals policy publicly on our website at https://www.acuitybrands.com/about-us/conflict-minerals-policy.
•Annually file a Conflict Minerals Report with the SEC and publish on our website at http://www.acuitybrands.com.
The content of any website referred to in this report is included for general information only and is not incorporated by reference in this filing.
Due Diligence Measures Performed
Below is a description of the measures performed for the 2021 reporting period to exercise due diligence on the source and chain of custody of the Subject Minerals contained in our products that we believe may have originated from the Covered Countries and may not be from recycled or scrap sources:
•Utilized a risk management process that outlines our response to identified risks.
•Followed up with non-responsive suppliers by requesting compliance with our request for information.
•Reviewed all responses received from suppliers based on our conflict minerals compliance process and requested supplemental information from suppliers providing responses that were deemed implausible, incomplete, inaccurate, or otherwise required clarification.
•Compared smelters and refiners identified by the supply chain survey against the list of facilities that have received a "conflict-free" designation from the RMAP or other independent third party audit program; these designations provide country of origin and due diligence information on the Subject Minerals sourced by such facilities.
•Performed risk mitigation efforts to bring suppliers into conformity with our conflict minerals policy.
•Provided periodic progress reports to the Chief Financial Officer and the Audit Committee of the Board of Directors summarizing risk mitigation efforts.
•Identified improvement opportunities within our conflict minerals compliance process and developed corrective action plans.

Results of Due Diligence Measures
Inherent Limitations on Due Diligence Measures
As an indirect purchaser of the Subject Minerals, our due diligence efforts can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the Subject Minerals. We are dependent on the data obtained from direct suppliers and in turn, the data those suppliers obtain from within their supply chains to identify sources of the Subject Minerals. In addition, we rely on the information collected by independent third party audit programs. These sources of information may yield incomplete or inaccurate data and may be subject to fraud.
Product Determination
Based on due diligence procedures performed in this report, we do not have sufficient information to conclusively confirm the country of origin or chain of custody of the Subject Minerals used in our products. We received company-level responses from certain of our suppliers with extensive lists of smelters without product-based information. As a result, we were unable to verify whether Subject Minerals from these smelters were used in our products. Based on the information provided by our suppliers, we believe some subset of the smelters and refiners listed in Table I produced certain of the Subject Minerals contained in our products. Based on the information from suppliers and the information available from the Responsible Minerals Initiative, we believe the origin of the Subject Minerals processed by these smelters and refiners includes the countries listed in Table II.
Independent Private Sector Audit
This report is not subject to an independent private sector audit based on current Securities and Exchange Commission guidance.
Future Due Diligence Measures
We intend to implement steps to mitigate the risk that the Subject Minerals benefit armed groups and to improve the RCOI and due diligence processes. These include, but are not limited to, the following:
•Modifying the conflict minerals compliance process with the intent to increase the supplier response rate and to improve the quality of supplier responses;
•Monitoring industry efforts to identify additional resources to facilitate compliance;
•Conducting an annual review of our conflict minerals policy, conflict minerals compliance process and the related procedure documentation and risks for any updates; and
•Discussing the results of our annual RCOI with Executive Management and our sourcing department.

Table I
Listing of Smelters Potentially Producing Subject Minerals in Company Products

Metal	Smelter	Country of Smelter
Gold	8853 S.p.A.	Italy
Gold	Abington Reldan Metals, LLC	United States
Gold	Advanced Chemical Company	United States
Gold	African Gold Refinery	Uganda
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Gold	Alexy Metals	United States
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	AU Traders and Refiners	South Africa
Gold	Augmont Enterprises Private Limited	India
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	C.I Metales Procesados Industriales SAS	Colombia
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland
Gold	CGR Metalloys Pvt Ltd.	India
Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Gold	DODUCO Contacts and Refining GmbH	Germany
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Republic of Korea
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Emirates Gold DMCC	United Arab Emirates
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe

Metal	Smelter	Country of Smelter
Gold	Fujairah Gold FZC	United Arab Emirates
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	India
Gold	Geib Refining Corporation	United States
Gold	Gold Coast Refinery	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Gold	Guangdong Jinding Gold Limited	China
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Gold	HwaSeong CJ CO., LTD.	Republic of Korea
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	JALAN & Company	India
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	K.A. Rasmussen	Norway
Gold	Kaloti Precious Metals	United Arab Emirates
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Republic of Korea
Gold	Kundan Care Products Ltd.	India
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Gold	L'azurde Company For Jewelry	Saudi Arabia
Gold	Lingbao Gold Co., Ltd.	China
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
Gold	L'Orfebre S.A.	Andorra
Gold	LS-NIKKO Copper Inc.	Republic of Korea
Gold	LT Metal Ltd.	Republic of Korea
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Gold	Marsam Metals	Brazil
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	MD Overseas	India

Metal	Smelter	Country of Smelter
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metallix Refining Inc.	United States
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Republic of Korea
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Gold	OJSC Novosibirsk Refinery	Russian Federation
Gold	PAMP S.A.	Switzerland
Gold	Pease & Curren	United States
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	Prioksky Plant of Non-Ferrous Metals (1)	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	QG Refining, LLC	United States
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	Refinery of Seemine Gold Co., Ltd.	China
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Czech Republic
Gold	Sai Refinery	India
Gold	Samduck Precious Metals	Republic of Korea
Gold	SAMWON METALS Corp.	Republic of Korea
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia
Gold	SAXONIA Edelmetalle GmbH	Germany
Gold	Sellem Industries Ltd.	Mauritania
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China

Metal	Smelter	Country of Smelter
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sudan Gold Refinery	Sudan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Republic of Korea
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Republic of Korea
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Yunnan Copper Industry Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Industrial Refining Company	Belgium
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Super Dragon Technology Co., Ltd.	Taiwan
Gold	Value Trading	Belgium
Gold	WEEEREFINING	France
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China

Metal	Smelter	Country of Smelter
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	QuantumClean	United States
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XinXing Haorong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tantalum	AMG Brasil	Brazil
Tantalum	KEMET de Mexico	Mexico
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tin	Alpha	United States
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Tin	Dowa	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Tin	EM Vinto	Bolivia
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil

Metal	Smelter	Country of Smelter
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Melt Metais e Ligas S.A.	Brazil
Tin	Metallic Resources, Inc.	United States
Tin	Metallo Belgium N.V.	Belgium
Tin	Metallo Spain S.L.U.	Spain
Tin	Mineracao Taboca S.A.	Brazil
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	Modeltech Sdn Bhd	Malaysia
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	Novosibirsk Processing Plant Ltd.	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgicas S.A.	Bolivia
Tin	Pongpipat Company Limited	Myanmar
Tin	Precious Minerals and Smelting Limited	India
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Timah Nusantara	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais Ltda.	Brazil
Tin	Super Ligas	Brazil
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	Vietnam
Tin	Thaisarco	Thailand
Tin	Tin Technology & Refining	United States
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Vietnam
Tin	VQB Mineral and Trading Group JSC (1)	Vietnam
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tin	Yunnan Tin Company Limited	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil

Metal	Smelter	Country of Smelter
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Masbro Alam Stania	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Sukses Inti Makmur	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tungsten	A.L.M.T. TUNGSTEN Corp.	Japan
Tungsten	ACL Metais Eireli	Brazil
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Tungsten	Artek LLC	Russian Federation
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	China Molybdenum Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Fujian Ganmin RareMetal Co., Ltd.	China
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	China
Tungsten	Hydrometallurg, JSC	Russian Federation
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	KGETS CO., LTD.	Republic of Korea
Tungsten	Lianyou Metals Co., Ltd.	Taiwan
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Moliren Ltd.	Russian Federation
Tungsten	Niagara Refining LLC	United States
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Unecha Refractory Metals Plant	Russian Federation

Metal	Smelter	Country of Smelter
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	China
Tungsten	Fujian Xinlu Tungsten	China
Tungsten	Jingmen Dewei GEM Tungsten Resources Recycling Co., Ltd.	China
Tungsten	LLC Vostok	Russian Federation
Tungsten	Masan High-Tech Materials	Vietnam
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	OOO “Technolom” 2	Russian Federation
_______________________________
(1) This smelter is believed to source the Subject Minerals from the Covered Countries and is not included on the Responsible Minerals Initiative's list of certified or active smelters. The Company received company-level responses from suppliers sourcing from this smelter; therefore, the Company is unable to conclusively determine whether components or finished goods sourced from those suppliers contain Subject Minerals from this smelter.

Table II
Listing of Subject Minerals' Countries of Origin

Angola	Hong Kong	Peru
Argentina	Hungary	Philippines
Armenia	India	Poland
Australia	Indonesia	Portugal
Austria	Ireland	Republic of the Congo
Belarus	Israel	Russian Federation
Belgium	Italy	Rwanda
Bermuda	Ivory Coast	Saudi Arabia
Bolivia	Japan	Sierra Leone
Brazil	Jersey	Singapore
Burundi	Kazakhstan	Slovakia
Cambodia	Kenya	South Africa
Canada	Republic of Korea	South Sudan
Central African Republic	Kyrgyzstan	Spain
Chile	Laos	Suriname
China	Luxembourg	Sweden
Colombia	Madagascar	Switzerland
Democratic Republic of the Congo	Malaysia	Taiwan
Czech Republic	Mali	Tajikistan
Djibouti	Mexico	Tanzania
Ecuador	Mongolia	Thailand
Egypt	Morocco	Turkey
Estonia	Mozambique	Uganda
Ethiopia	Myanmar	United Arab Emirates
Finland	Namibia	United Kingdom
France	Netherlands	United States
Germany	New Zealand	Uzbekistan
Ghana	Niger	Vietnam
Guinea	Nigeria	Zambia
Guyana	Papua New Guinea	Zimbabwe